Exhibit 1(iv) under Form N-1A
                      Exhibit 3(a) under Item 601/Reg. S-K
                              FIRST PRIORITY FUNDS

                                 Amendment No. 6
                              DECLARATION OF TRUST
                             dated October 15, 1991

     This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
            Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                    First Priority Balanced Fund
                      Investment Shares
                      Trust Shares
                    First Priority Growth Fund
                      Investment Shares
                      Trust Shares
                    First Priority Value Fund
                      Investment Shares
                      Trust Shares
                    First Priority Fixed Income Fund
                      Investment Shares
                      Trust Shares
                    First Priority Treasury Money Market Fund
                      Investment Shares
                      Trust Shares
                    First Priority Limited Maturity Government Fund
                      Investment Shares
                      Trust Shares"

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of November, 1997.



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     WITNESS the due execution hereof this 1st day of December, 1997.


John F. Donahue                     Edward L. Flaherty, Jr.


Thomas G. Bigley, Jr.               Edward C. Gonzales


John T. Conroy, Jr.                 Peter E. Madden


William J. Copeland                 John E. Murray, Jr.


James E. Dowd                       Wesley W. Posvar


Lawrence D. Ellis, Jr.              Marjorie P. Smuts